Exhibit 3.1

FRONTVIEW REIT, INC.

Articles Supplementary

Series A Convertible Preferred Stock

FrontView REIT, Inc., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Sections 2-105 and 2-208 of the Maryland General Corporation Law and Article VI of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation, by duly adopted resolutions, classified and designated 750,000 shares of authorized but unissued preferred stock, par value of $0.01 per share, of the Corporation (the “Preferred Stock”), as shares of a series of Preferred Stock, designated as Series A Convertible Preferred Stock (the “Convertible Preferred Stock”), with the following preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, including Exhibits A, B-1 and B-2, which, upon any restatement of the Charter, shall become part of Article VI of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof.

Section 1. Definitions.

“Adjusted Funds From Operations” means, with respect to the Corporation and its Subsidiaries on a consolidated basis, for any calendar quarter, “Adjusted Funds From Operations” or “AFFO” (or similar term) as defined and presented in the earnings press release issued by the Corporation for such calendar quarter. Notwithstanding the foregoing, for purposes of these Articles Supplementary, “Adjusted Funds From Operations” shall not include any adjustment for gains on sales.

“Adjusted Funds From Operations Per Share” means, for any calendar quarter, an amount equal to (a) the Adjusted Funds From Operations for such calendar quarter divided by (b) the Diluted Weighted Average Shares Outstanding as of the Close of Business on the last calendar day of such calendar quarter.

“Affiliate” has the meaning set forth in Rule 144.

“Articles Supplementary” means the terms of the Convertible Preferred Stock, as initially set forth in these Articles Supplementary and has become a part of the Charter.

“As-Converted Common Shares” has the meaning set forth in Section 5(b)(i).

“Authorized Denomination” means, with respect to a Holder, either (a) all shares of Convertible Preferred Stock held by such Holder; or (b) that portion of the shares of Convertible Preferred Stock held by such Holder that represents the greater of at least (i) twenty percent (20%)

of the shares of Convertible Preferred Stock held by such Holder and (ii) an aggregate Liquidation Preference of $7,500,000.

“Board of Directors” means the Corporation’s board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” means the Corporation’s Amended and Restated Bylaws, as amended or supplemented from time to time.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Certificate” means any electronic book-entry maintained by the Transfer Agent that represents any share(s) of Convertible Preferred Stock.

“Change of Control” means any of the following events:

(a) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Corporation, its Wholly Owned Subsidiaries or a Holder (together with its Affiliates), has become the direct or indirect “beneficial owner” (as defined below) of shares of the Corporation’s common equity representing more than fifty percent (50%) of the voting power of all of the Corporation’s then-outstanding common equity; or

(b) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Corporation pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Corporation’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control pursuant to this clause (b).

For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a

“beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Change of Control Conversion Date” has the meaning set forth in Section 10(c)(ii).

“Change of Control Conversion Price” means the per share consideration to be paid on the Common Stock in a Change of Control.

“Change of Control Conversion Right” has the meaning set forth in Section 10(c)(ii).

“Charter” means the charter of the Corporation.

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, $0.01 par value per share, of the Corporation, subject to Section 10(i).

“Common Stock Change Event” has the meaning set forth in Section 10(i)(i).

“Common Stock Dividend Threshold” has the meaning set forth in Section 5(b)(ii).

“Common Stock Liquidity Conditions” will be satisfied with respect to a Mandatory Conversion or Redemption if:

(a) either (i) each share of Common Stock to be issued upon such Mandatory Conversion of any share of Convertible Preferred Stock or that may be issued upon conversion of any share of Convertible Preferred Stock that is subject to such Redemption, as applicable, would be eligible to be offered, sold or otherwise transferred by the Holder of such share of Convertible Preferred Stock pursuant to Rule 144 under the Securities Act (or any successor rule thereto), without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice; or (ii) the offer and sale of such share of Common Stock by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Corporation to remain effective and usable, by the Holder to sell such share of Common Stock, continuously during the period from, and including, the date the related Conversion Notice or Redemption Notice, as applicable, is sent to, and including, the thirtieth (30th) calendar day after the date such share of Common Stock is issued; provided, however, that each Holder will supply all information reasonably requested by the Corporation for inclusion, and required to be included, in any registration statement or prospectus supplement related to the resale of the Common Stock issuable upon conversion of the Convertible Preferred Stock; provided, further, that if a Holder fails to provide such information to the Corporation within fifteen (15) calendar days following any such request, then this clause (a)(ii) will automatically be deemed to be satisfied with respect to such Holder;

(b) each share of Common Stock referred to in (i) clause (a)(ii) above will, when sold or otherwise transferred pursuant to the registration statement referred to in such clause, be admitted for book-entry settlement through the Depositary with an “unrestricted” CUSIP number; and (ii) in clause (a) above will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors); and

(c) (i) the Corporation has not received any written threat or notice of delisting or suspension by the applicable exchange referred to in clause (b)(ii) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (ii) no such delisting or suspension is reasonably likely to occur or is pending based on the Corporation falling below the minimum listing maintenance requirements of such exchange.

“Conversion Agent” has the meaning set forth in Section 3(e)(i).

“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 10.

“Conversion Date” means an Optional Conversion Date, a Mandatory Conversion Date or a Change of Control Conversion Date.

“Conversion Notice” means a notice substantially in the form of the “Conversion Notice” set forth in Exhibit A.

“Conversion Price” means, as of any time, an amount equal to (a) the Liquidation Preference per share of Convertible Preferred Stock divided by (b) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 5.88235 shares of Common Stock per share of Convertible Preferred Stock; provided, however, that the Conversion Rate is subject to adjustment pursuant to Sections 10(f) and 10(g). Each reference in these Articles Supplementary or the Convertible Preferred Stock to the Conversion Rate as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Rate immediately before the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.

“Convertible Preferred Stock” has the meaning set forth in the Preamble.

“Corporation” means FrontView REIT, Inc., a Maryland corporation.

“Corporation Conversion Notice” has the meaning set forth in Section 10(c)(v).

“Corporation Conversion Notice Date” means, with respect to a Mandatory Conversion or a Change of Control Conversion, the date on which the Corporation sends the Corporation Conversion Notice for such Mandatory Conversion pursuant to Section 10(c)(v) or such Change of Control Conversion pursuant to Section 10(c)(ii).

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “FVR <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one (1) share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm the Corporation selects). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Defaulted Regular Dividends” has the meaning set forth in Section 5(a)(i).

“Degressive Issuance” has the meaning set forth in Section 10(f)(i)(2).

“Depositary” means The Depository Trust Company or its successor.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Diluted Weighted Average Shares Outstanding” means, for any calendar quarter, “Diluted Weighted Average Shares Outstanding” (or similar term) as set forth in the Corporation’s presentation of “Adjusted Funds From Operations Per Share” or “AFFO Per Share” (or similar term) in the earnings press release issued by the Corporation for such calendar quarter.

“Dividend” means any Regular Dividend or Participating Dividend.

“Dividend Junior Stock” means any class or series of the Corporation’s stock whose terms do not expressly provide that such class or series will rank senior to, or on parity with, the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Stock includes the Common Stock.

“Dividend Parity Stock” means any class or series of the Corporation’s stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank on parity with the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).

“Dividend Payment Date” means each Regular Dividend Payment Date with respect to a Regular Dividend and each date on which any declared Participating Dividend is scheduled to be paid on the Convertible Preferred Stock.

“Dividend Senior Stock” means any class or series of the Corporation’s stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).

“Effective Price” has the following meaning with respect to the issuance or sale of any shares of Common Stock or any Equity-Linked Securities:

(a) in the case of the issuance or sale of shares of Common Stock, the value of the consideration received by the Corporation for such shares, expressed as an amount per share of Common Stock; and

(b) in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to a fraction whose:

(i) numerator is equal to the sum, without duplication, of (x) the value of the aggregate consideration received by the Corporation for the issuance or sale of such Equity-Linked Securities; and (y) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and

(ii) denominator is equal to the maximum number of shares of Common Stock underlying such Equity-Linked Securities;

provided, however, that:

(w) for purposes of clauses (a) and (b)(i) above, all underwriting commissions, placement agency commissions or similar commissions paid to any broker-dealer by the Corporation in connection with such issuance or sale (excluding any other fees or expenses incurred by the Corporation) will be added to the aggregate consideration referred to in such clause;

(x) for purposes of clause (b) above, if such minimum aggregate consideration, or such maximum number of shares of Common Stock, is not determinable at the time such Equity-Linked Securities are issued or sold, then (1) the initial consideration payable under such Equity-Linked Securities, or the initial number of shares of Common Stock underlying such Equity-Linked Securities, as applicable, will be used; and (2) at each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (including pursuant to “anti-dilution” or similar provisions), there will be deemed to occur, for purposes of Section 10(f)(i)(2) and without affecting any prior adjustments theretofore made to the Conversion Rate, an issuance of additional Equity-Linked Securities;

(y) for purposes of clause (b) above, the surrender, extinguishment, maturity or other expiration of any such Equity-Linked Securities will be deemed not to constitute consideration payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and

(z) the “value” of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, determined in good faith by the Board of Directors (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

“Equity-Linked Securities” means any rights, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means (a) the Corporation’s issuance of any securities as full or partial consideration in connection with a merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a corporation or other entity; (b) the Corporation’s issuance or grant of shares of Common Stock, options to purchase shares Common Stock, or any other form of equity-based or equity-related awards (including restricted stock units), to employees (or prospective employees who have accepted an offer of employment), directors or consultants of the Corporation or any of its Subsidiaries pursuant to plans that have been approved by a majority of the independent members of the Board of Directors or that exist as of the Initial Issue Date; (c) the Corporation’s issuance of securities upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of Common Stock and are outstanding as of the Initial Issue Date, provided that, except in the case of issuances in connection with exchanges or redemptions of OP Units, such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the Initial Issue Date and without giving effect to any amendments to such agreements or instruments made after the Initial Issue Date; (d) the Corporation’s issuance of securities pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by a majority of the disinterested members of the Board of Directors; and (e) the Corporation’s issuance of the Convertible Preferred Stock, any Warrants and any shares of Common Stock upon conversion of the Convertible Preferred Stock or the exercise of any Warrants. For purposes of this definition, “consultant” means a consultant that may participate in an “employee benefit plan” in accordance with the definition of such term in Rule 405 under the Securities Act.

“Holder” means a person in whose name any Convertible Preferred Stock is registered in the Register.

“Initial Issue Date” means February 10, 2026.

“Investment Agreement” means that certain Investment Agreement, dated as of November 12, 2025, by and among the Corporation and Maewyn FVR II LP, Rebound Investment, LP and Petrus Special Situations Fund, L.P. (each, a “Purchaser”).

“Junior Stock” means any Dividend Junior Stock or Liquidation Junior Stock.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm the Corporation selects.

“Liquidation Junior Stock” means any class or series of the Corporation’s stock whose terms do not expressly provide that such class or series will rank senior to, or on parity with, the Convertible Preferred Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Common Stock.

“Liquidation Parity Stock” means any class or series of the Corporation’s stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank on parity with the Convertible Preferred Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up.

“Liquidation Preference” means, with respect to each share the Convertible Preferred Stock, an amount equal to one hundred dollars ($100) per share of Convertible Preferred Stock.

“Liquidation Senior Stock” means any class or series of the Corporation’s stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up.

“Maewyn Holder” means Maewyn FVR II LP.

“Mandatory Conversion” has the meaning set forth in Section 10(c)(i).

“Mandatory Conversion Date” means a Conversion Date designated with respect to any Convertible Preferred Stock pursuant to the Corporation’s Mandatory Conversion Right.

“Mandatory Conversion Right” has the meaning set forth in Section 10(c)(i).

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“NYSE Ownership Limitation” has the meaning set forth in Section 10(h)(i).

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of the Corporation.

“Operating Partnership” means FrontView Operating Partnership LP.

“OP Unit” means a common unit of limited partnership interest of the Operating Partnership.

“OP Unit Dividend Threshold” has the meaning set forth in Section 5(b)(ii).

“Open of Business” means 9:00 a.m., New York City time.

“Optional Conversion” means the conversion of any Convertible Preferred Stock other than a Mandatory Conversion or a Change of Control Conversion.

“Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 10(d)(ii) for such conversion are satisfied.

“Ownership Limitation Legend” means a legend substantially in the form set forth in Exhibit B-2.

“Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Paying Agent” has the meaning set forth in Section 3(e)(i).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under these Articles Supplementary.

“Record Date” means, with respect to any dividend on, or issuance to holders of, Convertible Preferred Stock, Common Stock or OP Units, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock or OP Units, as applicable, that are entitled to such dividend or issuance.

“Redemption” means the redemption of any Convertible Preferred Stock by the Corporation pursuant to Section 7.

“Redemption Date” means the date fixed, pursuant to Section 7(d), for the settlement of the Redemption of the Convertible Preferred Stock by the Corporation pursuant to a Redemption.

“Redemption Notice” has the meaning set forth in Section 7(f).

“Redemption Notice Date” means, with respect to a Redemption of the Convertible Preferred Stock, the date on which the Corporation sends the related Redemption Notice pursuant to Section 7(f).

“Redemption Price” means the consideration payable by the Corporation to repurchase any Convertible Preferred Stock upon its Redemption, calculated pursuant to Section 7(e).

“Redemption Trigger Date” means (i) in the case of a Terminating Holder, the date that is ten (10) calendar days after the Termination Event Date applicable to such Terminating Holder; and (ii) in the case of any other Holder, the date that is three (3) years after the last date on which any Convertible Preferred Stock is issued pursuant to the terms of the Investment Agreement.

“Reference Property” has the meaning set forth in Section 10(i)(i).

“Reference Property Unit” has the meaning set forth in Section 10(i)(i).

“Register” has the meaning set forth in Section 3(e)(ii).

“Registrar” has the meaning set forth in Section 3(e)(i).

“Regular Dividends” has the meaning set forth in Section 5(a)(i).

“Regular Dividend Payment Date” means, with respect to any share of Convertible Preferred Stock, each January 15, April 15, July 15 and October 15 of each year, beginning on (i) with respect to any share of Convertible Preferred Stock issued on the Initial Issue Date, April 15, 2026 and (ii) with respect to any share of Convertible Preferred Stock issued after the Initial Issue Date, the next Regular Dividend Payment Date.

“Regular Dividend Period” has the meaning set forth in Section 5(a)(1).

“Regular Dividend Rate” initially means six and three quarters percent (6.75%) per annum; provided, however, if any share of the Convertible Preferred Stock remains outstanding on the date that is four (4) years after the last date on which the Convertible Preferred Stock is issued pursuant to the terms of the Investment Agreement, such Regular Dividend Rate shall be increased to eight percent (8%) per annum on such date and, on each one (1) year anniversary thereafter, be further increased by two percent (2%) per annum until such time as the Regular Dividend Rate is twelve percent (12%).

“Regular Dividend Record Date” has the following meaning: (a) March 31, in the case of a Regular Dividend Payment Date occurring on April 15; (b) June 30, in the case of a Regular Dividend Payment Date occurring on July 15; (c) September 30, in the case of a Regular Dividend

Payment Date occurring on October 15; and (d) December 31, in the case of a Regular Dividend Payment Date occurring on January 15.

“Related Participating Dividend” has the meaning set forth in Section 5(b)(i)

“Requisite Stockholder Approval” means the stockholder approval contemplated by The New York Stock Exchange listing rules (or the analogous rules of any other exchange on which the Common Stock is listed) with respect to the issuance of shares of Common Stock upon conversion of the Convertible Preferred Stock (or, if applicable, upon exercise of any Warrants issuable pursuant to Section 7(c)) in excess of the limitations imposed by such rules; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing rules of The New York Stock Exchange (or the analogous rules of any other exchange on which the Common Stock is listed), such stockholder approval is no longer required for the Corporation to settle all conversions of the Convertible Preferred Stock (or, if applicable, to settle all exercises of any Warrants issuable pursuant to Section 7(c)) in shares of Common Stock without regard to Section 10(h).

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit B.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any share of Convertible Preferred Stock or Conversion Share.

“Stock Exchange Minimum Price” means $13.21 per share of Common stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock).

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Person” has the meaning set forth in Section 10(i)(ii).

“Termination Event Date” means, with respect to a Terminating Holder, the date, if any, on which a Termination Event occurs with respect to such Terminating Holder.

“Terminating Holder” means (a) a Purchaser that fails to cure any default of its obligation to purchase shares of Convertible Preferred Stock pursuant to any Subsequent Funding Request (as defined in the Investment Agreement) submitted in accordance with Section 1.2 of the Investment Agreement for a period of thirty (30) calendar days following the date notice is sent by the Corporation of the default (such a failure, a “Termination Event”) and (b) any Holder that acquires shares of Convertible Preferred Stock directly or indirectly from the Person described in clause (a).

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” means the Corporation, or any successor thereto.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a) such Security is sold or otherwise transferred to a Person (other than the Corporation or an Affiliate of the Corporation) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer; and

(b) such Security is sold or otherwise transferred to a Person (other than the Corporation or an Affiliate of the Corporation) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144).

“Voting Parity Stock” means, with respect to any matter as to which Holders are entitled to vote pursuant to Section 9(a), each class or series of outstanding Dividend Parity Stock or Liquidation Parity Stock, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter.

“VWAP Market Disruption Event” means, with respect to any date, (a) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed,

or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (a) there is no VWAP Market Disruption Event; and (b) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then VWAP Trading Day” means a Business Day.

“Warrant” means each warrant issued by the Corporation pursuant to, and having the terms, and conferring to the holders thereof the rights, set forth in, the Warrant Agreement.

“Warrant Agreement” means the warrant agreement in substantially the form attached to the Investment Agreement as Exhibit C thereto.

“Weighted Average Issuance Price” has the meaning set forth in Section 10(f)(i)(2).

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 2. Rules of Construction. For purposes of these Articles Supplementary:

(a) “or” is not exclusive;

(b) “including” means “including without limitation”;

(c) “will” expresses a command;

(d) the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(f) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(g) “herein,” “hereof” and other words of similar import refer to these Articles

Supplementary as a whole and not to any particular Section or other subdivision of these Articles Supplementary, unless the context requires otherwise;

(h) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(i) the exhibits, schedules and other attachments to these Articles Supplementary are deemed to form part of these Articles Supplementary.

Section 3. The Series A Convertible Preferred Stock

(a) Designation; Par Value. A series of stock of the Corporation titled the “Series A Convertible Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of Preferred Stock of the Corporation. The par value of the Convertible Preferred Stock is $0.01 per share.

(b) Number of Authorized Shares. The total number of authorized shares of Convertible Preferred Stock is Seven Hundred Fifty Thousand (750,000); provided, however that, by resolution of the Board of Directors, the total number of authorized shares of Convertible Preferred Stock may hereafter be reduced to a number that is not less than the number of shares of Convertible Preferred Stock then outstanding.

(c) Form, Dating and Denominations.

(i)
Form and Date of Certificates Representing Convertible Preferred Stock. Each Certificate representing any Convertible Preferred Stock will be deemed to (1) be substantially in the form set forth in Exhibit A; (2) bear the legends required by Section 3(f) and may bear notations, legends or endorsements required by law, stock exchange rule; and (3) be dated as of the date it is issued by the Transfer Agent pursuant to the registration of the electronic book-entry representing such Certificate in the name of the applicable Holder.

(ii)
Certificates.
(1)
Generally. The Convertible Preferred Stock will originally be represented in the form of one or more Certificates in the form of an electronic book-entry.
(2)
Electronic Certificates; Interpretation. For purposes of these Articles Supplementary, (A) each Certificate will be deemed to include the text of the form of Certificate set forth in Exhibit A; (B) any legend or other notation that is required to be included on a Certificate will be deemed to be included in any Certificate notwithstanding that such Certificate may be in a form that does not permit affixing legends thereto (and references herein to such Certificates “bearing”

a legend or similar terms will be deemed to be satisfied by this clause); (C) any reference in the terms of the Convertible Preferred Stock to the “delivery” of any Certificate will be deemed to be satisfied upon the registration of the electronic book-entry representing such Certificate in the name of the applicable Holder; and (D) upon satisfaction of any applicable requirements of the Maryland General Corporation Law, the Charter and the Bylaws, and any related requirements of the Transfer Agent, in each case for the issuance of Convertible Preferred Stock in the form of one or more Certificates, such Certificates will be deemed to be executed by the Corporation.
(iii)
No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.
(iv)
Registration Numbers. Each Certificate representing any Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding share of Convertible Preferred Stock.

(d) Method of Payment; Delay When Payment Date is Not a Business Day.

(i)
Method of Payment. The Corporation will pay all cash amounts due on any Convertible Preferred Stock by check issued in the name of the Holder thereof; provided, however, that if such Holder has delivered to the Corporation, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, then the Corporation will pay all such cash amounts by wire transfer of immediately available funds to such account. To be timely, such written request must be delivered no later than the Close of Business on the following date: (1) with respect to the payment of any declared cash Dividend due on a Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (2) with respect to any other payment, the date that is ten (10) Business Days immediately before the date such payment is due; provided, however, that, with respect to any cash Conversion Consideration due to settle a conversion of the Convertible Preferred Stock, such written request may instead be included in the related Conversion Notice, and, if the same is delivered in accordance with the requirements of these Articles Supplementary, then such written notice will be deemed to have been timely delivered for purposes of the preceding sentence.
(ii)
Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any Convertible Preferred Stock as provided in these Articles Supplementary is not a Business Day, then, notwithstanding anything to the contrary in these Articles Supplementary, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

(e) Transfer Agent, Registrar, Paying Agent and Conversion Agent.

(i)
Generally. The Corporation designates any office of the Transfer Agent in the continental United States as an office or agency where Convertible Preferred Stock may be presented for (1) registration of transfer or for exchange (the “Registrar”); (2) payment (the “Paying Agent”); and (3) conversion (the “Conversion Agent”). At all times when any Convertible Preferred Stock is outstanding, the Corporation will maintain an office in the continental United States constituting the Registrar, Paying Agent and Conversion Agent.
(ii)
Maintenance of the Register. The Corporation will keep, or cause there to be kept, a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, Redemption and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Corporation and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Corporation will promptly provide a copy of the Register to any Holder upon its request as soon as reasonably practicable.
(iii)
Subsequent Appointments. By notice to each Holder, the Corporation may, at any time, appoint any Person (including any Subsidiary of the Corporation) to act as Transfer Agent, Registrar, Paying Agent or Conversion Agent.

(f) Legends.

(i)
Restricted Stock Legend.
(1)
Each Certificate representing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.
(2)
If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock (such other share(s) being referred to as the “old share(s)” for purposes of this Section 3(f)(i)(2)), including pursuant to Section 3(g), 3(h) or 3(j), then the Certificate representing such share will bear the Restricted Stock Legend if the certificate representing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate representing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.
(ii)
Ownership Limitation Legend. Each Certificate representing any share of Convertible Preferred Stock will bear the Ownership Limitation Legend.
(iii)
Other Legends. The Certificate representing any Convertible Preferred Stock may bear any other legend or text, not inconsistent with these Articles Supplementary, as may be required by applicable law, the rules of any applicable depositary for such Convertible Preferred Stock or by any securities exchange or automated quotation system on which such Convertible Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Corporation to be appropriate.
(iv)
Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Convertible Preferred Stock represented by a Certificate bearing any legend required by this Section 3(f) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.
(v)
Legends on Conversion Shares.
(1)
Each Conversion Share will bear a legend substantially to the same effect as the (A) Ownership Limitation Legend and (B) Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Corporation determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.
(2)
Notwithstanding anything to the contrary in Section 3(f)(v)(1), a Conversion Share need not bear a legend pursuant to Section 3(f)(v)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Corporation takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.

(g) Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.

(i)
Provisions Applicable to All Transfers and Exchanges.
(1)
Generally. Subject to this Section 3(g), Convertible Preferred Stock represented by any Certificate may be transferred or exchanged from time to time, and the Corporation will cause each such transfer or exchange to be recorded in the Register; provided, however, that to effect any transfer or exchange, such Holder must deliver such certificates, documentation or evidence as may be required pursuant to Section 3(g)(i)(7).
(2)
Transfer Restrictions. Notwithstanding anything to the contrary in these Articles Supplementary, a Holder will not be entitled to transfer or exchange any share of Convertible Preferred Stock to or for the benefit of any Person, except in compliance with the Charter and the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.
(3)
No Services Charge; Transfer Taxes. The Corporation will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Stock, but the Corporation may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Convertible

Preferred Stock, other than exchanges pursuant to Section 3(h) or Section 3(o) not involving any transfer.
(4)
No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in these Articles Supplementary, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.
(5)
Legends. Each Certificate representing any share of Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Convertible Preferred Stock will bear each legend, if any, required by Section 3(f).
(6)
Settlement of Transfers and Exchanges. Upon satisfaction of the requirements set forth herein to effect a transfer or exchange of any Convertible Preferred Stock as well as the delivery of all documentation reasonably required by the Transfer Agent or the Corporation in order to effect any transfer or exchange, the Corporation will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the fifth (5th) Business Day after the date of such satisfaction.
(7)
Requirement to Deliver Documentation and Other Evidence. If a Holder of any share of Convertible Preferred Stock that is a Transfer-Restricted Security, or that is represented by a Certificate that bears an Ownership Limitation Legend or a Restricted Security Legend, requests to register the transfer of such share to the name of another Person or in exchange for purposes of removing a Restricted Security Legend, then the Corporation, the Transfer Agent and the Registrar may refuse to effect such transfer or exchange unless there is delivered to the Corporation, the Transfer Agent and the Registrar such certificates or other documentation or evidence as the Corporation, the Transfer Agent and the Registrar may reasonably require (including an opinion of counsel reasonably satisfactory to the Corporation, the Transfer Agent and the Registrar to the effect that such legend is no longer required under the Securities Act and applicable state securities laws) to determine that such transfer complies with the Charter and the Securities Act and other applicable securities laws, as the case may be.
(8)
Exchanges to Remove Transfer Restrictions. For the avoidance of doubt, and subject to the terms of these Articles Supplementary, as used in this Section 3(g), an “exchange” of a Certificate includes an exchange effected for the sole purpose of removing any Restricted Security Legend affixed to such Certificate.
(ii)
Transfers of Shares Subject to Redemption or Conversion. Notwithstanding anything to the contrary in these Articles Supplementary, the Corporation will not be required to register the transfer of or exchange any share of Convertible Preferred Stock:
(1)
that has been surrendered for conversion or is subject to a Mandatory

Conversion or Change of Control Conversion; or
(2)
that has been called for Redemption pursuant to a Redemption Notice, except to the extent that the Corporation fails to pay the related Redemption Price when due.

(h) Cancellation of Convertible Preferred Stock to Be Converted or to Be Redeemed Upon a Redemption. If a Holder’s Convertible Preferred Stock represented by a Certificate ( (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)) is to be converted pursuant to Section 10 or redeemed pursuant to a Redemption, then, promptly after the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(n), (A) such Certificate will be cancelled pursuant to Section 3(l); and (B) in the case of a partial conversion or redemption, the Corporation will issue, execute and deliver, in accordance with Section 3(c), to such Holder, one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or redeemed, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f).

(i) Status of Retired Shares. Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized and unissued share of Preferred Stock without designation as to series or class.

(j) [Reserved].

(k) Registered Holders. Only the Holder of any Convertible Preferred Stock will have rights under these Articles Supplementary as the owner of such Convertible Preferred Stock.

(l) Cancellation. The Corporation may at any time deliver Convertible Preferred Stock to the Transfer Agent for cancellation. The Corporation will cause the Transfer Agent to promptly cancel all shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.

(m) Shares Held by the Corporation or its Affiliates. Without limiting the generality of Section 3(n), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock (and, if applicable, Voting Parity Stock) have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Corporation’s Subsidiaries will be deemed not to be outstanding.

(n) Outstanding Shares.

(i)
Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares of Convertible Preferred Stock that, at such time, have been deemed to have been duly executed by the Corporation pursuant to the terms set forth herein by the registration of the electronic book-entry representing such Certificate in the name of the applicable Holder, excluding those shares of Convertible Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(l); (2) paid in full upon their conversion or upon their redemption pursuant to a Redemption in accordance with these Articles Supplementary; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii) or (iv) of this Section 3(n).
(ii)
Shares to Be Redeemed Pursuant to a Redemption. If, on a Redemption Date, the Corporation has segregated, solely for the benefit of the applicable Holders, consideration in kind and amount that is sufficient to pay the aggregate Redemption Price due on such date, then (unless there occurs a default in the payment of the Redemption Price) (1) the Convertible Preferred Stock to be redeemed on such date will, as of such date, cease to be outstanding; (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Redemption Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Redemption Price as provided in Section 7 (and, if applicable, declared Participating Dividends as provided in Section 5(c)).
(iii)
[Reserved].
(iv)
Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 10 upon such conversion): (1) such Convertible Preferred Stock will cease to be outstanding; (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Conversion Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 10 and, if applicable, Section 16 (and, if applicable, declared Participating Dividends as provided in Section 5(c)).

(o) Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 9, if any amendment, supplement or waiver to the Charter changes the terms of any Convertible Preferred Stock, then the Corporation may, in its discretion, issue, execute and deliver, in each case in accordance with Section 3(c), a new Certificate representing such Convertible Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate representing any Convertible Preferred Stock pursuant to this Section 3(o) will not impair or affect the validity of such amendment, supplement or waiver.

Section 4. Ranking. The Convertible Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up; (b) on parity with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up.

Section 5. Dividends.

(a)
Regular Dividends.
(i)
Accumulation and Payment of Regular Dividends. Outstanding shares of Convertible Preferred Stock will accumulate cumulative dividends (calculated in accordance with Section 5(a)(ii)) at a rate per annum equal to the Regular Dividend Rate on the Liquidation Preference thereof (and, to the extent described in the third sentence of this Section 5(a)(i), on unpaid Regular Dividends and any compounded Defaulted Regular Dividends (as defined below) thereon), regardless of whether or not declared or funds are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Regular Dividends”). Subject to the other provisions of this Section 5, such Regular Dividends will be payable, if, as and when authorized by the Board of Directors, to the extent not prohibited by law, quarterly in arrears on each Regular Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Regular Dividend Record Date. If any accumulated Regular Dividends (or any portion thereof) on the Convertible Preferred Stock are not authorized and paid on the applicable Regular Dividend Payment Date (or, if such Regular Dividend Payment Date is not a Business Day, the next Business Day), then additional Regular Dividends (“Defaulted Regular Dividends”) will accumulate on the amount of any such unpaid Regular Dividends, compounded quarterly at the Regular Dividend Rate, from, and including, such Regular Dividend Payment Date to, but excluding, the date such Regular Dividends, including all Defaulted Regular Dividends thereon, are paid in full. Regular Dividends on the Convertible Preferred Stock will accumulate from, and including, the last date to which Regular Dividends have been paid on any share of Convertible Preferred Stock (or, if no Regular Dividends have been paid on such share of Convertible Preferred Stock, from, and including, the initial issue date for such share) to, but excluding, the next Regular Dividend Payment Date (such period, the “Regular Dividend Period”).
(ii)
Computation of Accumulated Regular Dividends. The amount of Regular Dividends payable in respect of any share of Convertible Preferred Stock for any period will be computed on the basis of a 360-day year comprised of twelve 30-day months. For each day on which Regular Dividends accumulate on any share of Convertible Preferred Stock, such Regular Dividends will accumulate based on the Regular Dividend Rate in effect as of immediately before the Close of Business on such day.

(iii) Payment in Cash. Each Regular Dividend will be payable solely in cash.

(iv) Priority of the Application of Regular Dividend Payments to Arrearages. Each payment of declared Regular Dividends on the Convertible Preferred Stock will be applied to the earliest Regular Dividend Period for which Regular Dividends have not yet been paid.

(b) Participating Dividends.

(i)
Generally. Subject to Section 5(b)(ii), no dividend on the Common Stock or OP Units (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid unless, at the time of such declaration and payment, an equivalent dividend is declared and paid, respectively, on the Convertible Preferred Stock (such a dividend on the Convertible Preferred Stock, a “Participating Dividend,” and such corresponding dividend on the Common Stock or the OP Units, as applicable, the “Related Participating Dividend”), such that (1) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Related Participating Dividend; and (2) the kind and amount of consideration payable per share of Convertible Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the Related Participating Dividend and, (A) in a Related Participating Dividend on the Common Stock, in respect of a number of shares of Common Stock, equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10 but without regard to Section 10(e)(ii) and Section 10(h)) in respect of one (1) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date (such number of shares of Common Stock issuable, the “As-Converted Common Shares”), or (B) in a Related Participating Dividend on the OP Units that is not also declared and paid as a Related Participating Dividend by the Corporation to Holders pursuant to clause (A) above (it being agreed that a Related Participating Dividend declared and paid by the Corporation in shares of Common Stock shall be the equivalent of a Related Participating Dividend declared and paid by the Operating Partnership in OP Units), in respect of a number of OP Units, assuming the Convertible Preferred Stock were convertible into OP Units, the conversion of which into Common Stock would equal the As-Converted Common Shares (in each case of (A) and (B), subject to the same arrangements, if any, in such Related Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date). The Corporation will provide notice to Holders of each Participating Dividend, including the related Record Date and payment date, at substantially the same time at which, and in substantially the same manner in which, the Corporation provides the related notice(s) to holders of the Common Stock or OP Units, as applicable, in connection with the corresponding Related Participating Dividend. Notwithstanding anything in these Articles Supplementary to the contrary, Section 5(b)(i) will not apply to, and no Participating Dividend will be required to be declared or paid in respect of, (i) a Common Stock Change Event or an event for which an adjustment to the Conversion Rate is provided pursuant to Section 10(f), as to which Section 10(i) or Section 10(f), respectively, will apply or (ii) rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Common Stock and are not exercisable until the occurrence of a triggering event, except that Section 5(b)(i) will apply to, and a Participating Dividend will be required in respect of (A) the separation of such rights from the Common Stock (whether upon the occurrence of such triggering event or otherwise); and (B) any payment made by the Corporation (whether in cash, securities or other property, or any combination of the foregoing) to all or substantially all holders of Common Stock Common Stock to redeem or repurchase any such rights.
(ii)
Dividend Threshold. Section 5(b)(i) will not apply to, and no Participating Dividend will be required to be declared or paid in respect of, a regular quarterly cash dividend (A) on the Common Stock that does not exceed an amount equal to the product of (x) 0.75 and (y) the Adjusted Funds From Operations Per Share (the “Common Stock Dividend Threshold”); and (B) on the OP Units that does not exceed an amount equal to the regular quarterly cash dividend on the Common Stock during the same calendar quarter (the “OP Units Dividend Threshold”); provided, however, that for any regular quarterly cash dividend that exceeds the Common Stock Dividend Threshold or the OP Unit Dividend Threshold, as applicable, Holders of the Convertible Preferred Stock will only receive cash in an amount equal to the excess of such regular quarterly cash dividend over the Common Stock Dividend Threshold or the OP Units Dividend Threshold, as applicable. Notwithstanding the foregoing, the Corporation will have no obligation to pay a Participating Dividend on a regular quarterly cash dividend declared and paid on the Common Stock unless the Corporation has increased the amount of the cash dividend and such increase results in the cash dividend exceeding the Common Stock Dividend Threshold. For future quarterly periods after such an increase, the Corporation will have the obligation to pay a Participating Dividend if the future quarterly cash dividend exceeds the Common Stock Dividend Threshold until there is a quarterly period in which the cash dividend does not exceed the Common Stock Dividend Threshold.

(c) Treatment of Dividends Upon Conversion or Upon a Redemption. If the Redemption Date or Conversion Date of any share of Convertible Preferred Stock is after a Record Date for a declared Participating Dividend on the Convertible Preferred Stock and on or before the related Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Redemption or Conversion, as applicable, to receive, on or, at the Corporation’s election, before such Dividend Payment Date, such declared Participating Dividend on such share.

Except as provided in Section 7(e) or Section 10(d)(iii)(2), Regular Dividends on any share of Convertible Preferred Stock will cease to accumulate from and after any Redemption Date or Conversion Date, as applicable, for such share, unless the Corporation defaults in the payment of the related Redemption Price or Conversion Consideration, as applicable.

(d) Priority of Dividends; Limitation on Junior Payments.

(i)
Construction. For purposes of Sections 5(d)(ii) and 5(d)(iii), a Regular Dividend on the Convertible Preferred Stock will be deemed to have been paid if such Regular Dividend is declared and consideration in kind and amount that is sufficient, in accordance with the Charter, to pay such Regular Dividend is set aside for the benefit of the Holders entitled thereto.
(ii)
Limitation on Dividends on Parity Stock. If:
(1)
less than all accumulated and unpaid Regular Dividends (plus Defaulted Regular Dividends thereon) on the outstanding Convertible Preferred Stock for all prior completed Regular Dividend Periods have been declared and paid as of any Regular Dividend Payment Date; or
(2)
the Board of Directors declares a Regular Dividend on the Convertible Preferred Stock that is less than the total amount of unpaid Regular

Dividends (plus Defaulted Regular Dividends thereon) on the outstanding Convertible Preferred Stock that would accumulate to, but excluding, the Regular Dividend Payment Date following such declaration, then, until and unless all accumulated and unpaid Regular Dividends (plus Defaulted Regular Dividends thereon) on the outstanding Convertible Preferred Stock for all prior completed Regular Dividend Periods have been paid, no dividends may be declared or paid on any class or series of Dividend Parity Stock unless Regular Dividends are simultaneously declared on the Convertible Preferred Stock on a pro rata basis, such that (A) the ratio of (x) the dollar amount of Regular Dividends so declared per share of Convertible Preferred Stock to (y) the dollar amount of the total accumulated and unpaid Regular Dividends (plus Defaulted Regular Dividends thereon) per share of Convertible Preferred Stock immediately before the payment of such Regular Dividend is no less than (B) the ratio of (x) the dollar amount of dividends so declared or paid per share of such class or series of Dividend Parity Stock to (y) the dollar amount of the total accumulated and unpaid dividends per share of such class or series of Dividend Parity Stock immediately before the payment of such dividend (which dollar amount in this clause (y) ewill, if dividends on such class or series of Dividend Parity Stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof).

(iii) Limitation on Certain Payments. Subject to the next sentence, if any Convertible Preferred Stock is outstanding, then no dividends (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on any Junior Stock or on the OP Units, and neither the Corporation nor any of its Subsidiaries will purchase, redeem or otherwise acquire for value (whether in cash, securities or other property, or any combination of the foregoing) any Junior Stock or OP Units, in each case unless all accumulated Regular Dividends (plus any Defaulted Regular Dividends thereon) on the Convertible Preferred Stock then outstanding for all prior completed Regular Dividend Periods, if any, have been paid in full. Notwithstanding anything to the contrary in the preceding sentence, the restrictions set forth in the preceding sentence will not apply to the following:

(1)
dividends on Junior Stock or OP Units that are payable solely in shares of Junior Stock or OP Units or rights to purchase shares of Junior Stock or OP Units, together with cash in lieu of any fractional share;
(2)
purchases, redemptions or other acquisitions of Junior Stock in connection with any benefit or other incentive plan of the Corporation (including any employment contract) in the ordinary course of business, including (x) the forfeiture of unvested shares of restricted stock, or any withholdings (including withholdings effected by a repurchase or similar transaction), or other surrender, of shares that would otherwise be deliverable upon exercise, delivery or vesting of equity awards under any such plan or contract, in each case whether for payment of applicable taxes or the exercise price, or otherwise; (y) cash paid in connection therewith in lieu of issuing any fractional share; and (z) purchases of Junior Stock pursuant to a publicly announced repurchase plan to offset the dilution resulting from issuances pursuant to any such plan or contract;
(3)
purchases, or other payments in lieu of the issuance, of any fractional share of Junior Stock in connection with the conversion, exercise or exchange of such Junior Stock or of any securities convertible into, or exercisable or exchangeable for, Junior Stock;
(4)
(x) dividends of Junior Stock or rights to acquire Junior Stock, pursuant to a stockholder rights plan; and (y) the redemption or repurchase of such rights pursuant to such stockholder rights plan;
(5)
the exchange, conversion or reclassification of Junior Stock solely for or into other Junior Stock, together with the payment, in connection therewith, of cash in lieu of any fractional share;
(6)
redemptions or exchanges of OP Units in accordance with the partnership agreement of the Operating Partnership; and
(7)
purchases of Junior Stock pursuant to Section 7.2.2 of the Charter to the extent necessary to preserve the Corporation’s qualification as a real estate investment Trust under the Code.

For the avoidance of doubt, this Section 5(d)(iii) will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any Junior Stock.

Section 6. Rights Upon Liquidation, Dissolution or Winding Up.

(a) Generally. If the Corporation liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Corporation’s creditors or holders of any Liquidation Senior Stock, each share of Convertible Preferred Stock will entitle the Holder thereof to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Corporation’s assets or funds legally available for distribution to the Corporation’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i)
the sum of:
(1)
the Liquidation Preference per share of Convertible Preferred Stock; and
(2)
all unpaid Regular Dividends (plus Defaulted Regular Dividends thereon) that will have accumulated on such share to, but excluding, the date of such payment; and
(ii)
the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of such share of Convertible Preferred Stock in connection with an Optional Conversion assuming the Conversion Date of such conversion occurs on the date of such payment.

Upon payment of such amount set forth in this Section 6(a) in full on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Corporation’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Corporation’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b) Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Corporation’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Corporation’s assets (other than a sale, lease or other transfer in connection with the Corporation’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Corporation’s liquidation, dissolution or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

(c) Liquidation Preference Calculation. In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of Capital Stock or otherwise, is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of Holders of Convertible Preferred Stock whose preferential rights upon dissolution are superior to those receiving the distribution.

Section 7. Right of the Corporation to Redeem the Convertible Preferred Stock.

(a) No Right to Redeem Before the Redemption Trigger Date. The Corporation may not redeem the Convertible Preferred Stock at any time before the Redemption Trigger Date; provided, however, if, during the ten (10) calendar days after any Termination Event Date of a Terminating Holder, any such Terminating Holder delivers an Optional Conversion Notice representing all its shares of Convertible Preferred Stock, the Corporation will have no right to redeem such shares of Convertible Preferred Stock.

(b) Right to Redeem the Convertible Preferred Stock on or After Redemption Trigger Date. Subject to the terms of this Section 7, the Corporation has the right, at its election, to redeem all outstanding shares of Convertible Preferred Stock, or any Authorized Denomination (unless such election is after any Termination Event Date of a Terminating Holder, in which case, the Corporation may redeem any or all outstanding shares of Convertible Preferred Stock held by such Terminating Holder), at any time, on a Redemption Date on or after the Redemption Trigger Date, for a cash purchase price equal to the Redemption Price.

(c) Redemption Prohibited in Certain Circumstances. The Corporation will not call for Redemption, or otherwise send a Redemption Notice in respect of the Redemption of, any Convertible Preferred Stock pursuant to this Section 7 unless (i) the Corporation has sufficient funds legally available; and (ii) except in the case of a Redemption of a Terminating Holder’s shares of Convertible Preferred Stock after the Termination Event Date applicable to such Terminating Holder, (w) the Common Stock Liquidity Conditions are satisfied with respect to such Redemption; (x) with respect to any Holder that has delivered a countersigned Warrant Agreement, the Corporation has delivered an executed Warrant Agreement and Warrant to such Holder, with such Warrant expiring five (5) years after the applicable Redemption Date and providing for the right of such Holder to purchase, at a Strike Price (as defined in the Warrant Agreement) equal to the Conversion Price as of the Business Day before the Redemption Date, a number of shares of Common Stock equal to the aggregate Liquidation Preference of the shares of Convertible Preferred Stock of such Holder to be redeemed divided by the Conversion Price as of the Business Day before the Redemption Date; (y) if required, the Requisite Stockholder Approval has been obtained with respect to the shares of Common Stock issuable upon Exercise of such Warrants; and (z) the Corporation has prepared and filed one or more registration statements under the Securities Act with respect to such Warrants and any shares of Common Stock issuable upon exercise of such Warrants.

(d) Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Corporation’s choosing that is no more than sixty (60) calendar days, nor less than thirty (30) calendar days (or fifteen (15) calendar days, in the case of any Redemption of a Terminating Holder’s shares of Convertible Preferred Stock after the Termination Event Date applicable to such Terminating Holder), after the Redemption Notice Date for such Redemption.

(e) Redemption Price. The Redemption Price for any share of Convertible Preferred Stock to be redeemed pursuant to a Redemption is an amount in cash equal to (i) the Liquidation Preference of such share plus (ii) accumulated and unpaid Regular Dividends (plus Defaulted Regular Dividends thereon) on such share to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Dividend Record Date for a declared Regular Dividend on the Convertible Preferred Stock and on or before the next Regular Dividend Payment Date, then pursuant to Section 5(c), the Holder of such share at the Close of Business on such Regular Dividend Record Date will be entitled, notwithstanding such Redemption, to receive such declared Regular Dividend on such share; provided, the amount of such Regular Dividend will not be included in the amount referred to in clause (ii) above.

(f) Redemption Notice. To call any share of Convertible Preferred Stock for Redemption, the Corporation must send to the Holder of such share a notice of such Redemption (a “Redemption Notice”). Such Redemption Notice must state:

(i)
that such share has been called for Redemption;
(ii)
the Redemption Date for such Redemption;
(iii)
the Redemption Price per share of Convertible Preferred Stock;

(iv) if the Redemption Date is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the related Dividend Payment Date, that such Dividend will be paid in accordance with Section 5(c) and, if applicable, the proviso to Section 7(e);

(v) except in the case of a Redemption of a Terminating Holder’s shares of Convertible Preferred Stock after the Termination Event Date applicable to such Terminating Holder, that Convertible Preferred Stock called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Corporation fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Corporation pays such Redemption Price in full)

(vi) except in the case of a Redemption of a Terminating Holder’s shares of Convertible Preferred Stock after the Termination Event Date applicable to such Terminating Holder, the aggregate number of Warrants to be issued pursuant to Section 7(c); and

(vii) the Conversion Rate in effect on the Redemption Notice Date for such Redemption.

(g) Selection and Conversion of Convertible Preferred Stock Subject to Partial Redemption. If less than all shares of Convertible Preferred Stock then outstanding are called for Redemption, then:

(i)
the shares of Convertible Preferred Stock to be subject to such Redemption will be selected by the Corporation pro rata; and
(ii)
except in the case of a Redemption of a Terminating Holder’s shares of Convertible Preferred Stock after the Termination Event Date applicable to such Terminating Holder, if only a portion of the Convertible Preferred Stock represented by a Certificate is called for Redemption and a portion of such Convertible Preferred Stock is converted, then the converted portion of such Certificate will be deemed to be from the portion of such Certificate that was called for Redemption.

(h) Payment of the Redemption Price. The Corporation will cause the Redemption Price for each share of Convertible Preferred Stock subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date. For the avoidance of doubt, Regular Dividends payable pursuant to the proviso to Section 7(e) on any share of Convertible Preferred Stock subject to Redemption will be paid pursuant to such proviso and Section 5(c).

(i) Limitation on Redemption Right. Notwithstanding anything to the contrary in these Articles Supplementary, unless and until the Requisite Stockholder Approval is obtained, no shares of Convertible Preferred Stock will be redeemed or redeemable, in each case to the extent that, the number of shares of Common Stock issuable upon the exercise of Warrants issuable in connection therewith would require the Corporation to obtain the Requisite Stockholder Approval.

Section 8. [Reserved].

Section 9. Voting Rights. The Convertible Preferred Stock will have no voting rights except as set forth in this Section 9.

(a) Voting and Consent Rights with Respect to Specified Matters.

(i)
Generally. Subject to the other provisions of this Section 9(a), while any Convertible Preferred Stock is outstanding, each following event will require, and cannot be effected without, the affirmative vote or consent of either (i) Holders and holders of each class or series of Voting Parity Stock, if any representing at least a majority of the combined outstanding voting power of the Convertible Preferred Stock and such Voting Parity Stock, if any, provided that until such time as the Maewyn Holder first beneficially owns (determined in accordance with Rule 13d-3 under the Exchange Act) less than 3.5% of the Common Stock (including, for the avoidance of doubt, the number of shares of Common Stock that would be issuable upon the conversion of all outstanding shares of Convertible Preferred Stock or the number of shares of Common Stock that would be issuable upon exercise of the Warrants, as applicable, held by the Maewyn Holder) on a fully diluted basis, such majority must include the Maewyn Holder, or (ii) the Maewyn Holder:
(1)
(x) any amendment or modification of the Charter to authorize or create, or to increase the authorized number of shares of, any class or series of Dividend Parity Stock, Liquidation Parity Stock, Dividend Senior Stock or Liquidation Senior Stock or (y) the authorization, creation or issuance of structurally senior equity, other than (A) Series A Convertible Preferred Units issued by the Operating Partnership to the Corporation in connection with the issuance of Convertible Preferred Stock pursuant to the Investment Agreement and (B) OP Units, by Subsidiaries of the Corporation existing as of the Initial Issue Date, as applicable; or
(2)
any amendment, modification or repeal of any provision of the Charter, including the terms of these Articles Supplementary, that adversely affects the special rights, preferences or voting powers of the Convertible Preferred Stock (other than an amendment, modification or repeal permitted by Section 9(a)(iii));

provided, however, that each of the following will not require any vote or consent pursuant to Section 9(a)(i)(1) or 9(a)(i)(2):

(I) any increase in the number of the authorized but unissued shares of the Corporation’s undesignated preferred stock;

(II) the creation and issuance, or increase in the authorized or issued number, of any class or series of stock that constitutes both Dividend Junior Stock and Liquidation Junior Stock; and

(III) the application of Section 10(i), including the execution and delivery of any supplemental instruments pursuant to Section 10(i)(iii) solely to give effect to such provision.

(ii) Where Some But Not All Classes or Series of Stock Are Adversely Affected. If any event set forth in Section 9(a)(i) would adversely affect the rights, preferences or voting powers of one or more, but not all, classes or series of Voting Parity Stock (which term, solely for purposes of this sentence, includes the Convertible Preferred Stock), then those classes or series whose rights, preferences or voting powers would not be adversely affected will be deemed not to have voting or consent rights with respect to such event. Furthermore, an amendment, modification or repeal described in Section 9(a)(i)(2) above that adversely affects the special rights, preferences or voting powers of the Convertible Preferred Stock cannot be effected without the affirmative vote or consent of Holders, voting separately as a class, of at least a majority of the Convertible Preferred Stock then outstanding and entitled to vote.

(iii) Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 9(a)(i)(2), the Corporation may amend, modify or repeal any of the terms of the Convertible Preferred Stock without the vote or consent of any Holder to:

(1)
cure any ambiguity or correct any omission, defect or inconsistency in these Articles Supplementary or the Certificates representing the Convertible Preferred Stock; or
(2)
make any other change to the Charter or the Certificates representing the Convertible Preferred Stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any Holder (other than any Holders that have consented to such change), as such, in any material respect (as determined by the Board of Directors in good faith).

(b) Procedures for Voting and Consents.

(i)
Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 9.
(ii)
Voting Power of the Convertible Preferred Stock and Voting Parity Stock. Each share of Convertible Preferred Stock will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock. The respective voting powers of the Convertible Preferred Stock and all classes or series of Voting Parity Stock entitled to vote on any matter together as a single class will be determined (including for purposes of determining whether a plurality, majority or other applicable portion of votes has been obtained) in proportion to their respective liquidation amounts. Solely for purposes of the preceding sentence, the liquidation amount of the Convertible Preferred Stock or any such class or series of Voting Parity Stock will be the maximum amount payable in respect of the Convertible Preferred Stock or such class or series, as applicable, assuming the Corporation is liquidated on the record date for the applicable vote or consent (or, if there is no record date, on the date of such vote or consent).
(iii)
Written Consent in Lieu of Stockholder Meeting. A consent or affirmative vote of the Holders required by Section 9(a) may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

Section 10. Conversion.

(a) Generally. Subject to the provisions of this Section 10, the Convertible Preferred Stock may be converted only pursuant to a Mandatory Conversion, a Change of Control Conversion or an Optional Conversion.

(b) Conversion at the Option of the Holders.

(i)
Conversion Right; When Shares May Be Submitted for Optional Conversion. Subject to the provisions of this Section 10, Holders will have the right to submit all outstanding shares of Convertible Preferred Stock, or any Authorized Denomination, for Optional Conversion at any time; provided, however, that, notwithstanding anything to the contrary in these Articles Supplementary and in addition to any other requirements for Optional Conversion of such shares of Convertible Preferred Stock,
(1)
subject to Section 10(b)(i)(5), except in a Change of Control, on or after any Termination Event Date of a Terminating Holder, such Terminating Holder will have ten (10) calendar days after the applicable Termination Event Date to submit all of its outstanding shares of Convertible Preferred Stock for Optional Conversion, after which time the right of such Terminating Holder to submit shares of its Convertible Preferred Stock for Optional Conversion will terminate;
(2)
[reserved];
(3)
shares of Convertible Preferred Stock that are called for Redemption pursuant to Section 7(b) may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Redemption Date (or, if the Corporation fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Corporation pays such Redemption Price in full);
(4)
shares of Convertible Preferred Stock that are subject to Mandatory Conversion or Change of Control Conversion may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the Mandatory Conversion Date or the Change of Control Conversion Date; and
(5)
any Holder, including a Terminating Holder, may submit shares of Convertible Preferred Stock for Optional Conversion in the event of a Change of Control.
(ii)
Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Articles Supplementary, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.

(c) Conversion at the Corporation’s Election.

(i)
Mandatory Conversion Right. Subject to the provisions of this Section 10, the Corporation has the right (the “Mandatory Conversion Right”), exercisable at its election, to designate any Business Day that is twenty-four (24) months after the last date on which any Convertible Preferred Stock is issued pursuant to the terms of the Investment Agreement as a Conversion Date for the conversion (such a conversion, a “Mandatory Conversion”) of all outstanding shares of Convertible Preferred Stock, or any Authorized Denomination, but only if the Daily VWAP exceeds 117.5% of the Conversion Price on each of the thirty (30) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately before the Corporation Conversion Notice Date for such Mandatory Conversion.
(ii)
Change of Control Conversion Right. The Corporation has the right (the “Change of Control Conversion Right”), exercisable at its election, to designate the Business Day (the “Change of Control Conversion Date”) immediately preceding the effective date of a Change of Control as a Conversion Date for the conversion (such a conversion, a “Change of Control Conversion”) of all outstanding shares of Convertible Preferred Stock.
(iii)
Mandatory Conversion Prohibited in Certain Circumstances. The Corporation will not exercise its Mandatory Conversion Right, or otherwise send a Corporation Conversion Notice for any Mandatory Conversion, with respect to any Convertible Preferred Stock pursuant to this Section 10(c) unless the Common Stock Liquidity Conditions are satisfied with respect to the Mandatory Conversion. Notwithstanding anything to the contrary in this Section 10(c), the Corporation will not exercise its Mandatory Conversion Right, or otherwise send a Corporation Conversion Notice for any Mandatory Conversion, with respect to any Convertible Preferred Stock pursuant to this Section 10(c) during the period from, and including, the date the Corporation has sent a Redemption Notice in respect of the Redemption of any Convertible Preferred Stock pursuant to Section 7 to, and including, the related Redemption Date (or, if later, the date when such Redemption is settled).
(iv)
Mandatory Conversion Date. The Mandatory Conversion Date for any Mandatory Conversion will be a Business Day of the Corporation’s choosing that is no more than fifteen (15), nor less than ten (10), Business Days after the Corporation Conversion Notice Date for such Mandatory Conversion.
(v)
Corporation Conversion Notice. To exercise its Mandatory Conversion Right or its Change of Control Conversion Right with respect to any shares of Convertible Preferred Stock, the Corporation must send to each Holder of such shares a written notice of such exercise (a “Corporation Conversion Notice”).

Such Corporation Conversion Notice must state:

(1)
that the Corporation has exercised its Mandatory Conversion Right or Change of Control Conversion Right, as applicable, to cause the Mandatory

Conversion or the Change of Control Conversion, as applicable, of the shares;
(2)
the Mandatory Conversion Date or the Change of Control Conversion Date, as applicable, for such Mandatory Conversion or Change of Control Conversion, as applicable, and the date scheduled for the settlement of such Mandatory Conversion or Change of Control Conversion, as applicable;
(3)
that shares of Convertible Preferred Stock subject to Mandatory Conversion or Change of Control Conversion, as applicable, may be converted earlier at the option of the Holders thereof pursuant to an Optional Conversion at any time before the Close of Business on the Business Day immediately before the Mandatory Conversion Date or the Change of Control Conversion Date, as applicable; and
(4)
the Conversion Price and the Conversion Rate in effect on the Corporation Conversion Notice Date for such Mandatory Conversion or Change of Control Conversion, as applicable, and the Change of Control Conversion Price, as applicable.

(vi) Selection and Conversion of Convertible Preferred Stock Subject to Partial Mandatory Conversions. If less than all shares of Convertible Preferred Stock then outstanding are subject to Mandatory Conversion, then the shares of Convertible Preferred Stock to be subject to such Mandatory Conversion will be selected by the Corporation pro rata.

(d) Conversion Procedures.

(i)
Mandatory Conversion or Change of Control Conversion. If the Corporation duly exercises, in accordance with Section 10(c), its Mandatory Conversion Right or its Change of Control Conversion Right with respect to any share of Convertible Preferred Stock, then (1) the Mandatory Conversion or Change of Control Conversion, as applicable, of such share will occur automatically and without the need for any action on the part of the Holder(s) thereof; and (2) the shares of Common Stock due upon such Mandatory Conversion or Change of Control Conversion, as applicable, will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion or Change of Control Conversion, as applicable, will be delivered to, the Holder(s) of such share of Convertible Preferred Stock as of the Close of Business on the related Mandatory Conversion Date or Change of Control Conversion Date, as applicable.
(ii)
Requirements for Holders to Exercise Optional Conversion Right.
(1)
Generally. To convert any share of Convertible Preferred Stock pursuant to an Optional Conversion, the Holder of such share must (x) complete, manually sign and deliver to the Conversion Agent a Conversion Notice (at which time, the conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Corporation or the Conversion Agent may require; and (z) if applicable, pay any documentary or other taxes pursuant to Section 11(d).

(2)
Optional Conversion Permitted only During Business Hours. Convertible Preferred Stock may be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.
(iii)
Treatment of Accumulated Regular Dividends Upon Conversion.
(1)
No Adjustments for Accumulated Regular Dividends. The Conversion Rate will not be adjusted to account for any accumulated and unpaid Regular Dividends (including any Defaulted Regular Dividends thereon) on any Convertible Preferred Stock being converted.
(2)
Conversions Between A Record Date and a Dividend Payment Date. If the Conversion Date of any share of Convertible Preferred Stock to be converted is after a Record Date for a declared Regular Dividend on the Convertible Preferred Stock and on or before the related Dividend Payment Date, then such Regular Dividend will be paid notwithstanding such conversion.
(iv)
When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any Convertible Preferred Stock will become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(e) Settlement upon Conversion.

(i)
Generally. Subject to Section 10(e)(ii), Section 10(h) and Section 14(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Common Stock equal to the Conversion Rate in effect immediately before the Close of Business on the Conversion Date for such conversion; provided, in the case of an Optional Conversion in the event of a Change of Control or a Change of Control Conversion where the Change of Control Conversion Price is less than the Conversion Price, the Conversion Rate will equal the number of shares equal to the Liquidation Preference per share of Convertible Preferred Stock divided by the Change of Control Conversion Price.
(ii)
Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 14(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Corporation will, to the extent it is legally able to do so, pay cash based on the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).
(iii)
Delivery of Conversion Consideration. The Corporation will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.

(f) Conversion Rate Adjustments.

(i)
Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:
(1)
Stock Dividends, Splits and Combinations. If the Corporation issues solely shares of Common Stock as a dividend on all or substantially all shares of the Common Stock, or if the Corporation effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 10(i) will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Close of Business on the Record Date for such dividend, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;

CR1 = the Conversion Rate in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

OS0 = the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, stock split or stock combination; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, stock split or stock combination.

If any dividend, stock split or stock combination of the type described in this Section 10(f)(i)(1) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, stock split or stock combination not been declared or announced.

(2) Degressive Issuances. Subject to Section 10(h), if, on or after the Initial Issue Date, the Corporation or any of its Subsidiaries issues or otherwise sells any shares of Common Stock, or any Equity-Linked Securities, in each case at an Effective Price per share of Common Stock that is less than the Conversion Price in effect (before giving effect to the adjustment required by this Section 10(f)(i)(2)) as of the date of the issuance or sale of such shares or Equity-Linked

Securities (such an issuance or sale, a “Degressive Issuance”), then, effective as of the Close of Business on such date, the Conversion Rate will be increased to an amount equal to (x) the Liquidation Preference per share of Convertible Preferred Stock, divided by (y) the Weighted Average Issuance Price. For these purposes, the “Weighted Average Issuance Price” will be equal to:

where:

CP = the Conversion Price in effect immediately before giving effect to the adjustment required by this Section 10(f)(i)(2);

OS = the number of shares of Common Stock outstanding immediately before such Degressive Issuance;

EP = the Effective Price per share of Common Stock in such Degressive Issuance; provided, however, that if such Degressive Issuance involves the issuance or sale of shares of Common Stock or Equity-Linked Securities at differing Effective Prices, then EP will be calculated as the weighted-average of such Effective Prices, with each such Effective Price being weighted by the number of shares of Common Stock issued or sold at such Effective Price in such Degressive Issuance or the maximum number of shares of Common Stock underlying such Equity-Linked Securities issued or sold at such Effective Price in such Degressive Issuance, as applicable; and

X = the sum, without duplication, of (x) the total number of shares of Common Stock issued or sold in such Degressive Issuance; and (y) the maximum number of shares of Common Stock underlying such Equity-Linked Securities issued or sold in such Degressive Issuance;

provided, however, that (A) the Conversion Rate will not be adjusted pursuant to this Section 10(f)(i)(2) as a result of an Exempt Issuance; (B) the issuance of shares of Common Stock pursuant to any such Equity-Linked Securities will not constitute an additional issuance or sale of shares of Common Stock for purposes of this Section 10(f)(i)(2) (it being understood, for the avoidance of doubt, that the issuance or sale of such Equity-Linked Securities, or any re-pricing or amendment thereof, will be subject to this Section 10(f)(i)(2)); and (C) in no event will the Conversion Rate be decreased pursuant to this Section 10(f)(i)(2). For purposes of this Section 10(f)(i)(2), any re-pricing or amendment of any Equity-Linked Securities (including, for the avoidance of doubt, any Equity-Linked Securities existing as of the Initial Issue Date) will be deemed to be the issuance of additional

Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Conversion Rate.

(ii)
No Other Required Adjustments. The Corporation will not be required to adjust the Conversion Rate except pursuant to Section 10(f)(i).
(iii)
Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 10(f)(i), the number of shares of Common Stock outstanding at any time will include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
(iv)
Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/100,000th of a cent (rounded upward).
(v)
Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 10(f)(i), the Corporation will promptly send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Rate in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(g) Voluntary Conversion Rate Increases.

(i)
Generally. To the extent permitted by law and applicable stock exchange rules, the Corporation, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (1) the Board of Directors determines that such increase is in the Corporation’s best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such increase is in effect for a period of at least twenty (20) Business Days; and (3) such increase is irrevocable during such period.
(ii)
Notice of Voluntary Increase. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 10(g)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 10(g)(i), the Corporation will send notice to each Holder of such increase to the Conversion Rate, the amount thereof and the period during which such increase will be in effect.

(h) Restriction on Conversions and Adjustments for Degressive Issuances.

(i)
Limitation on Conversion Right. Notwithstanding anything to the contrary in these Articles Supplementary, unless and until the Requisite Stockholder Approval is obtained, no shares of Common Stock will be issued or delivered upon conversion of any Convertible Preferred Stock of any Holder, and no Convertible Preferred Stock of any Holder will be convertible, in each case to the extent, that such issuance, delivery, conversion or convertibility would result in such Holder or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Holder, beneficially owning in excess of nineteen and nine tenths percent (19.9%) of the then-outstanding shares of Common Stock (the restrictions set forth in this sentence, the “NYSE

Ownership Limitation”).

For the purposes of this Section 10(h)(i), beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act. For the avoidance of doubt, the limitations on the convertibility of any Convertible Preferred Stock pursuant to this Section 10(h)(i) will not, in themselves, cause such Convertible Preferred Stock to cease to be outstanding (and Regular Dividends will continue to accumulate on any portion of such Convertible Preferred Stock that has been tendered for conversion and whose convertibility is suspended pursuant to this Section 10(h)(i)), and such limitations will cease to apply if and when such Convertible Preferred Stock’s convertibility and conversion will not violate this Section 10(h)(i).

Any purported delivery of shares of Common Stock upon conversion of the Convertible Preferred Stock will be void and have no effect to the extent, but only to the extent, that such delivery would result in any Holder becoming the beneficial owner of shares of Common Stock outstanding at such time in excess of the NYSE Ownership Limitation. For the avoidance of doubt, a Holder may effect an Optional Conversion, and the Corporation may, upon exercise of its Mandatory Conversion Right, force conversion of, a portion of such Holder’s Convertible Preferred Stock up to the NYSE Ownership Limitation, subject to the other requirements of the Convertible Preferred Stock applicable to such Optional Conversion or Mandatory Conversion, as applicable.

If any Conversion Consideration otherwise due upon the conversion of any Convertible Preferred Stock is not delivered as a result of the NYSE Ownership Limitation, then the Corporation’s obligation to deliver such Conversion Consideration will not be extinguished, and the Corporation will deliver such Conversion Consideration as soon as reasonably practicable after the date the Requisite Stockholder Approval is obtained.

(ii) Limitation of Adjustments. Notwithstanding anything to the contrary in these Articles Supplementary, unless and until the Requisite Stockholder Approval is obtained, no adjustment will be made to the Conversion Rate pursuant to Section 10(e)(i), Section 10(f)(i)(2) or Section 10(g)(i) to the extent, but only to the extent, such adjustment would cause the Conversion Price to be less than the Stock Exchange Minimum Price. If the Requisite Stockholder Approval is obtained at any time after any adjustment to the Conversion Rate is limited pursuant to the first sentence of this Section 10(h)(ii), then, effective as of the time such Requisite Stockholder Approval is obtained, the Conversion Rate will be adjusted to the Conversion Rate that would then be in effect assuming that the first sentence of this Section 10(h)(ii) had not applied to any prior adjustment to the Conversion Rate.

(iii) Covenant to Seek the Requisite Stockholder Approval. The Corporation will use its reasonable best efforts to obtain the Requisite Stockholder Approval by seeking such approval, if not previously obtained, at each future regular annual meeting of its stockholders and recommending its approval in the related proxy materials. The Corporation will promptly notify the Holders if the Requisite Stockholder Approval is obtained.

(i) Effect of Common Stock Change Event.

(i)
Generally. If there occurs any:
(1)
recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;
(2)
consolidation, merger, combination or binding or statutory share exchange involving the Corporation;
(3)
sale, lease or other transfer of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any Person; or
(4)
other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in these Articles Supplementary,

(A) from and after the effective time of such Common Stock Change Event, (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 10 or in Section 11, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 10(c), each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; (III) for purposes of the definition of “Change of Control,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and (IV) the right of Holders to receive Participating Dividends pursuant to Section 5(b) will apply to dividends of the type referred to in Section 5(b) on the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(B) for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Corporation (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Corporation will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii)
Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Corporation and, if applicable, the resulting, surviving or transferee Person (if not the Corporation) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Corporation reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Rate pursuant to Section 10(f)(i) in a manner consistent with this Section 10(i); and (2) give effect to such other provisions, if any, as the Corporation reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 10(i)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Corporation reasonably determines are appropriate to preserve the economic interests of Holders.
(iii)
Notice of Common Stock Change Event. The Corporation will provide notice of each Common Stock Change Event to Holders no later than the effective date of the Common Stock Change Event.

Section 11. Certain Provisions Relating to the Issuance of Common Stock.

(a) Equitable Adjustments to Prices. Whenever the Corporation is required to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Corporation will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Rate pursuant to Section 10(f)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Record Date or effective date, as applicable, of such event occurs, at any time during such period.

(b) Reservation of Shares of Common Stock. The Corporation will reserve, out of its authorized, unreserved and unissued shares of Common Stock, for delivery upon conversion of the Convertible Preferred Stock, a number of shares of Common Stock that would be sufficient to settle the conversion of all shares of Convertible Preferred Stock then outstanding, if any.

(c) Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of on the Convertible Preferred Stock of any Holder will be a newly issued and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Corporation will cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

(d) Taxes Upon Issuance of Common Stock. The Corporation will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.

Section 12. No Preemptive Rights. No holder of Convertible Preferred Stock will, as a holder of Convertible Preferred Stock, have any preemptive rights to subscribe for or purchase any of the Corporation’s securities.

Section 13. Tax Treatment. Notwithstanding anything to the contrary in these Articles Supplementary, for U.S. federal and other applicable state and local income tax purposes, it is intended that (a) the Convertible Preferred Stock shall be treated as equity and not debt; (b) the Convertible Preferred Stock will not be treated as “preferred stock” within the meaning of Section 305(b)(4) of Code and Treasury Regulations Section 1.305-5(a); (c) no Holder will be required to include in income any amounts in respect of the Convertible Preferred Stock by operation of Section 305(b) or (c) of the Code unless and until dividends are paid in cash; and (d) no Holder will be required to include in income any amounts as a result of the conversion of the Convertible Preferred Stock directly into Common Stock (other than payment of consideration pursuant to Section 10(e)(ii)). The Corporation will, and will cause its Subsidiaries and agents to, report consistently with, and take no positions or actions inconsistent with, the foregoing treatment (including by way of withholding) unless otherwise required by a determination within the meaning of Section 1313(a) of the Code. The Corporation will not, and will not cause or permit any of its Subsidiaries to, issue any securities or otherwise take any action that could reasonably be expected to affect the treatment described in Section 13.

Section 14. Calculations.

(a) Responsibility; Schedule of Calculations. Except as otherwise provided in these Articles Supplementary, the Corporation will be responsible for making all calculations called for under this Articles Supplementary or the Convertible Preferred Stock, including determinations of the Conversion Rate, the Last Reported Sale Prices and accumulated Regular Dividends on the Convertible Preferred Stock. The Corporation will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Corporation will provide a schedule of such calculations to any Holder upon written request.

(b) Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Conversion Date. For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.

Section 15. Notices. The Corporation will send all notices or communications to Holders pursuant to these Articles Supplementary in writing and delivered personally, by facsimile or e-mail (with confirmation of receipt from the recipient, in the case of e-mail), or sent by a nationally recognized overnight courier service to the Holders’ respective addresses shown on the Register. Notwithstanding anything in the Articles Supplementary to the contrary, any defect in the delivery of any such notice or communication will not impair or affect the validity of such notice or communication and the failure to give any such notice or communication to all the Holders will not impair or affect the validity of such notice or communication to whom such notice is sent.

Section 16. Legally Available Funds. Without limiting the rights of any Holder (including pursuant to Section 6), if the Corporation does not have sufficient funds legally available to fully pay any cash amount otherwise due on the Convertible Preferred Stock, then the Corporation will pay the deficiency promptly after funds thereafter become legally available therefor.

Section 17. No Other Rights. The Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in the Charter or as required by applicable law.

Section 18. Restrictions On Ownership And Transfer. The Convertible Preferred Stock shall be subject to the restrictions on ownership and transfer set forth in Article VII of the Charter. The ownership of Convertible Preferred Stock, and notwithstanding anything to the contrary herein, the conversion of Convertible Preferred Stock and the ownership of Common Stock issuable upon conversion of the Convertible Preferred Stock is subject to the restrictions on ownership and transfer of the Corporation’s Capital Stock contained in the Charter, including that no Convertible Preferred Stock may be owned to the extent that it would result in the Holder of such Convertible Preferred Stock or the Common Stock issuable upon conversion of such Convertible Preferred Stock or any other Person (as defined in the Charter) having ownership (either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(l)(B), and Section 318 of the Code, as modified by Section 856(d)(5) of the Code) in excess of 9.8%, in number of shares or value, of outstanding shares of Common Stock or 9.8% in value of the aggregate of the outstanding shares of Capital Stock of the Corporation, unless such Holder is an Excepted Holder (as defined in the Charter and as provided for in the Letter Agreement), in which case the ownership and conversion of Convertible Preferred Stock and the ownership of Common Stock issuable upon conversion of the Convertible Preferred Stock is subject to such Excepted Holder’s Excepted Holder Limit (as defined in the Charter).

***

SECOND: The Series A Preferred Stock has been classified and designated by the Board of Directors under the authority contained in Article VI of the Charter.

THIRD: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

FOURTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Chief Financial Officer, Treasurer and Secretary as of the sixth day of February, 2026.

ATTEST FrontView REIT, Inc.

/s/ Pierre Revol________________ By: /s/ Stephen Preston_________________

Pierre Revol Name: Stephen Preston

Chief Financial Officer, Treasurer, Title: Chief Executive Officer

and Secretary

[Signature Page to Articles Supplementary]

EXHIBIT A

SEE REVERSE FOR IMPORTANT NOTICE

ON TRANSFER RESTRICTIONS

AND OTHER INFORMATION

FORM OF CONVERTIBLE PREFERRED STOCK

[Insert Restricted Stock Legend, if applicable]

[Insert Ownership Limitation Legend]

FrontView REIT, Inc.

Series A Convertible Preferred Stock

Certificate No. [___] Shares [___]

FrontView REIT, Inc., a Maryland corporation (the “Corporation”), certifies that [___] is the registered owner of [___] fully paid and nonassessable shares of the Corporation’s Series A Convertible Preferred Stock, $0.01 par value per share (the “Convertible Preferred Stock”) represented by this certificate (this “Certificate”) , transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments or supplements thereto. The special rights, preferences and voting powers of the Convertible Preferred Stock are set forth in the Charter of the Corporation, including the Articles Supplementary of the classifying the Convertible Preferred Stock (the “Articles Supplementary”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Articles Supplementary.

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, FrontView REIT, Inc. has caused this instrument to be executed by its duly authorized officers as of the date set forth below.

FrontView REIT, Inc.

Date: By:

Name:

Title:

Date: By:

Name:

Title:

FrontView REIT, Inc.

IMPORTANT NOTICE

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series.

Series A Convertible Preferred Stock

This Certificate represents duly authorized, issued and outstanding shares of Convertible Preferred Stock. Certain terms of the Convertible Preferred Stock are summarized below. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Charter, the provisions of the of the Articles Supplementary or the Charter, as applicable, will control.

1.
Method of Payment. Cash amounts due on the Convertible Preferred Stock represented by this Certificate will be paid in the manner set forth in Section 3(d) of the Articles Supplementary.

2.
Persons Deemed Owners. The Person in whose name this Certificate is registered will be treated as the owner of the Convertible Preferred Stock represented by this Certificate for all purposes.

3.
Denominations; Transfers and Exchanges. All shares of Convertible Preferred Stock will be in registered form and in denominations equal to any whole number of shares. Subject to the terms of the Charter, the Holder of the Convertible Preferred Stock represented by this Certificate may transfer or exchange such Convertible Preferred Stock by presenting this Certificate to the Registrar and delivering any required documentation or other materials. No shares of Convertible Preferred Stock may be sold, exchanged or otherwise transferred in violation of the Charter or the Securities Act and any other applicable securities laws.

4.
Dividends. Dividends on the Convertible Preferred Stock will accumulate and will be paid in the manner, and subject to the terms, set forth in Section 5 of the Articles Supplementary.

5.
Liquidation Preference. The Liquidation Preference per share of Convertible Preferred Stock is equal to one hundred dollars ($100) per share of Convertible Preferred Stock. The rights of Holders upon the Corporation’s liquidation, dissolution or winding up are set forth in Section 6 of the Articles Supplementary.

6.
Right of the Corporation to Redeem the Convertible Preferred Stock. The Convertible Preferred Stock will be redeemable in the manner, and subject to the terms, set forth in Section 7 of the Articles Supplementary.

7.
Voting Rights. Holders of the Convertible Preferred Stock have the voting rights set forth in Section 9 of the Articles Supplementary.

8.
Conversion. The Convertible Preferred Stock will be convertible into Conversion Consideration in the manner, and subject to the terms, set forth in Section 10 of the Articles Supplementary.

9.
Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

To request a copy of the Articles Supplementary, which the Corporation will provide to any Holder at no charge, please send a written request to the following address:

FrontView REIT, Inc.

3131 McKinney Avenue

Suite L10

Dallas, Texas 75204

Attention: Chief Financial Officer

OPTIONAL CONVERSION NOTICE

FRONTVIEW REIT, INC.

Series A Convertible Preferred Stock

Subject to the terms of the Articles Supplementary, by executing and delivering this Optional Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Corporation to convert (check one):

☐ all of the shares of Convertible Preferred Stock

☐ shares of Convertible Preferred Stock

identified by Certificate No. .

(Optional) Identify account within the United States to which any cash Conversion Consideration will be wired:

Bank Routing Number:

SWIFT Code:

Bank Address:

Account Number:

Account Name:

By delivery of this Optional Conversion Notice the undersigned represents and warrants to the Corporation and the Conversion Agent that the conversion requested pursuant to this Optional Conversion Notice will not result in the undersigned becoming the beneficial owner of shares of Common Stock in excess of the NYSE Ownership Limitation.

Date:

(Legal Name of Holder)

By:

Name:

Title:

Must be in an Authorized Denomination.

ASSIGNMENT FORM

FRONTVIEW REIT, Inc.

Series A Convertible Preferred Stock

Subject to the terms and conditions of the Articles Supplementary, including satisfaction of the delivery requirements of Section 3(g)(i)(1), the undersigned Holder of the Convertible Preferred Stock identified below assigns (check one):

☐ all of the shares of Convertible Preferred Stock

☐ 1 shares of Convertible Preferred Stock

identified by Certificate No. , and all rights thereunder, to:

Name:

Address:

Social security or

tax identification

number:

and irrevocably appoints:

as agent to transfer such shares on the books of the Corporation. The agent may substitute another to act for him/her.

Date:

(Legal Name of Holder)

By:

Name:

Title:

1 Must be a whole number.

EXHIBIT B-1

FORM OF RESTRICTED STOCK LEGEND

THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B1-1

EXHIBIT B-2

FORM OF OWNERSHIP LIMITATION LEGEND

THIS SECURITY, THE EXERCISE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SECURITY ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER AS SET FORTH IN THE CORPORATION’S CHARTER.

B2-1